Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND INTERIM CHIEF FINANCIAL OFFICER

I, Christopher D. Pappas, certify that:

1.                      I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K  for the fiscal year ended December 31, 2015 of Trinseo S.A.;

2.                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.                      Based on my knowledge, the financial information included in this report, fairly presents in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: March 15, 2016

By:	/s/ Christopher D. Pappas
Name:	Christopher D. Pappas
Title:	Chief Executive Officer and Interim Chief Financial Officer